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                                                                   EXHIBIT 10.13

                         NU HORIZONS ELECTRONICS CORP.



    AGREEMENT DATED SEPTEMBER 22, 1995 BETWEEN THE COMPANY AND PAUL DURANDO
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          AGREEMENT made as of the 22nd day of September, 1995 by and between NU
HORIZONS ELECTRONICS CORP. a Delaware corporation (hereinafter called the "Company") and PAUL DURANDO, residing at 31 Marlin Lane, Port Washington, New York 11050 (hereinafter called the "Employee").

                                  WITNESSETH:

          WHEREAS, the Company desires to continue to employ the Employee, and the Company acknowledges that its entering into this agreement is a condition to the Employee's willingness to continue such employment; and

          WHEREAS, Employee desires to continue to be employed by the Company, and the Employee acknowledges that his entering into this agreement is a condition to the Company's willingness to continue such employment;

          NOW, THEREFORE, it is agreed as follows:

          1.  Prior Agreements Superseded.  This Agreement supersedes any
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employment or consulting agreements, oral or written, entered into between
Employee and the Company prior to the date of this Agreement.

          2.  Confidential Information.  Employee recognizes and acknowledges
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that confidential information of various kinds, including information with respect to the properties, customers and vendors, as they may exist from time to time, of the Company are valuable, special and unique assets of its business. Accordingly, Employee will not, during or after the term of this Agreement, except in the performance of his services hereunder or with the consent of the Company, disclose any such confidential information to any individual or entity for any reason or purpose whatsoever and will not use any such confidential information for his own benefit. The provisions of this paragraph 2 will not apply to information available in trade or other publications, information known to Employee at the time he entered the employ of the Company, and information which presently is or shall become available without committing a tortious act.

          3.  Non-Competition; Proprietary Information; Property.  (a) Employee
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agrees that, during the term of this Agreement, he will not, without the prior written approval of the Company, directly or indirectly, through any other individual or entity, (i) become an officer or employee of, or render any services, including consulting services, to any competitor of the Company, (ii) solicit, raid, entice or induce any customer of the company to cease purchasing goods or services from the Company or to become a customer of any competitor of the Company, and Employee will not approach any customer for any such purpose or authorize the taking of any such actions by any other individuals or entity, or
(iii) solicit, raid, entice or induce any employee of the Company, and Employee will not approach any such employee for any such purpose or authorize the taking of any such action by any other individual or entity. However, nothing contained in this paragraph 3 shall be construed as preventing Employee from investing his assets in such form or manner as will not require him to become an officer or employee of, or render any services, including consulting services, to any competitor of the Company.



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     (b)  Employee agrees that Employee will, at all times, promptly disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural methodological innovations, programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by Employee during or in connection with Employee's retention hereunder and which relate to the business of the Company ("Intellectual Property"). Employee agrees that all such Intellectual Property shall be the sole property of the Company, and hereby assigns, conveys and transfers to the Company all of the Employee's right, title and interest therein to the Company. Employee further agrees that Employee will execute such instruments and perform such acts as may reasonably be requested by the Company to transfer to an perfect in the Company all legally protectable rights in such Intellectual Property.

     (c) All written materials, records and documents made by Employee or coming into Employee's possession during Employee's retention by the Company concerning any products, processes or equipment manufactured, used developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company shall be the sole property of the Company, and upon termination of Employee's retention by the company or upon request of the company during Employee's retention by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's retention by the company, Employee will deliver to the company all other Company property in Employee's possession or under Employee's control, including, but not limited to, tangible property, financial statements, marketing and sales data, customer and supplier lists, database information and other documents, and any Company credit cards.

     4.  Change of Control.  (a) In the event there shall be a Change in present
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Control of the company, as hereinafter defined, or in any person directly or indirectly presently controlling the Company, as hereinafter defined, Employee shall have the option, exercisable within six (6) months of his becoming aware of such event, to terminate this Agreement forthwith. Upon such termination, or if the employee's employment by the Company has been terminated by the Company within six (6) months prior to such Change in Control, Employee shall have the right to receive payment of an amount equal to three times the average of the total compensation paid to the Employee during the immediately preceding five
(5) full fiscal years, less $1.00. Such amount shall be paid at the time and in the manner in which the Company regularly pays its executive officers.

     (b) For purposes of the Agreement, a Change in Control of the Company, or in any person directly or indirectly controlling the Company, shall mean:

     (i) a Change in Control as such term is presently defined in Regulation 240.12b-2 under the Securities and Exchange Act of 1934 ("Exchange Act"); or

     (ii) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) of the Voting power of the Company's then outstanding securities; or



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     (iii)  if during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

     5.  Consolidation or Merger.  In the event of any consolidation or merger
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of the Company into or with any other corporation during the term of the
Agreement, or the sale of all or substantially all of the assets of the company to another corporation, person or entity during the term of this Agreement, such successor corporation shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Employee's obligations hereunder shall continue in favor of such successor corporation.

     6. Notices.  Any notice to be given to the Company hereunder shall be
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     deemed sufficient if addressed to the Company in writing and delivered or mailed by certified or registered mail to its offices at 6000 New Horizons Boulevard, Amityville, New York 11701, or such other address as the Company may hereafter designate. Any notice to be given to Employee hereunder shall be delivered or mailed by certified or registered mail to him at: 31 Marlin Lane, Port Washington, New York 11050 or such other address as he may hereafter designate.

     7. Successors and Assigns.  This agreement shall be binding upon and inure
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     to the benefit of the successors and assignees of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

     8. Amendments.  This Agreement may not be altered, modified, amended or
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     terminated except by a written instrument signed by each of the parties hereto.

     9. Applicable Law.  This Agreement shall be governed by, construed and
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     enforced in accordance with the laws of the State of New York, without regard to conflicts of laws.

    10. No Right to Employment. This Agreement shall not be construed to grant
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     to the Employee any right to continue to be employed by the Company.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                NU HORIZONS ELECTRONICS CORP.




                                /s/ Arthur Nadata
                                -----------------------------
                                Arthur Nadata, President and
                                Chief Executive Officer



                                /s/ Paul Durando
                                ------------------------------------
                                Paul Durando, Vice President-Finance
                                and Chief Financial Officer






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